                                                                   EXHIBIT 10.26

                               YES CLOTHING CO.
                        1380 WEST WASHINGTON BOULEVARD
                      LOS ANGELES, CALIFORNIA  90007-1233


                                                      DATE:  As of June 17, 1995


Georges Marciano
c/o Georges Marciano Design Studio
9756 Wilshire Boulevard
Beverly Hills, California 90212

     Re:   Employment Agreement
           --------------------

Dear Mr. Marciano:

     When executed by you ("Executive") and by a duly authorized representative of YES Clothing Co., a California corporation ("Company"), this letter will set forth the terms and conditions of your employment.

1.   SERVICES

     1.1 EMPLOYMENT. Company employs Executive during the Term (as hereinafter defined) to serve as Chairman of the Board of Directors and Chief Executive Officer of Company, and to render such other services ("Services") as Company may from time to time reasonably request which are consistent with the duties Executive is to perform and Executive's stature and experience. Executive has been appointed to the Board of Directors of Company and shall thereafter be included in management's slate of directors nominated for approval by the Company's shareholders. The Services shall be generally performed in Los Angeles, California. In addition, the Services may be performed by Executive from time to time on a temporary travel basis at such other locations as Company shall reasonably request consistent with its reasonable business needs.

     1.2 REPORTING REQUIREMENTS AND AUTHORITY. Executive shall report to the Board of Directors of Company or the Executive Committee thereof. Except for those officers and employees subject to election by the Board of Directors of Company, Executive shall have the authority to select and employ all staff necessary to conduct the business of Company and each of its subsidiaries, and all such staff shall ultimately report to, and be subject to the control and direction of, Executive.

Georges Marciano
As of June 17, 1995
Page 2


     1.3   TERM/EXCLUSIVITY

           1.3.1 The Term of this Agreement shall commence and this Agreement shall become effective as of June 17, 1995 and shall end on June 16, 1996 unless extended or sooner terminated in accordance with the provisions of this Agreement (the "Term").

           1.3.2 The Services shall be rendered on a full time basis during normal working hours and all services of Executive shall be exclusive to Company; provided, however, that Executive may engage in other business activities with Company's prior written consent, which consent shall not be unreasonably withheld, provided that such other business activities shall not adversely affect the performance of Executive's Services hereunder. Executive acknowledges that Executive's performances and services hereunder are of a special, unique, unusual, extraordinary and intellectual character which gives them peculiar value, the loss of which cannot be reasonably or adequately compensated in an action at law for damages.
with Company.

     1.4 CONFIDENTIALITY. Executive acknowledges that his Services will, throughout the Term, bring Executive into close contact with many confidential affairs of Company and its Affiliates, including information about costs, profits, markets, sales, products, key personnel, pricing policies, operational methods, technical processes and other business affairs and methods and other information not readily available to the public, and plans for future development. Executive further acknowledges that the businesses of Company and its Affiliates are international in scope, that their products are marketed throughout the world, that Company and its Affiliates compete in nearly all of their business activities with other organizations which are or could be located in nearly any part of the world and that the nature of Executive's Services, position and expertise are such that he is capable of competing with Company and its Affiliates from nearly any location in the world. In recognition of the foregoing, Executive covenants and agrees to keep secret all material confidential matters of Company and its Affiliates which are not otherwise in the public domain and will not intentionally disclose them to anyone outside of Company or its Affiliates, either during or after the Term, except with Company's written consent and except for such disclosure as is necessary in the performance of Executive's duties during the Term.

     1.5 INDEMNIFICATION. Executive shall be entitled throughout the Term to the benefit of the indemnification provisions contained on the date hereof in the Bylaws of Company notwithstanding any future changes therein, to the extent permitted by applicable law at the time of the assertion of any liability against Executive, and to the most favorable indemnification provisions or agreements available to any other senior executive of Company.

Georges Marciano
As of June 17, 1995
Page 3



2.   COMPENSATION

     As compensation and consideration for all Services provided by Executive during the Term pursuant to this Agreement, Company agrees to pay to Executive the compensation set forth below.

     2.1 FIXED ANNUAL COMPENSATION. For the period commencing on the effective date hereof and ending on June 16, 1996, Executive shall receive Fixed Annual Compensation in the amount of One Dollar ($1.00). Executive's Fixed Annual Compensation for subsequent years, if the Term is extended, shall be negotiated between Executive and the Board.

     2.2 STOCK OPTIONS. Upon Executive's execution of the stock option agreement referred to hereinafter in this Section 2.2, as a special inducement to Executive, Company will grant to Executive options to acquire 2,000,000 shares of Company's common stock at the closing price of Company's common stock on June 13, 1995 (the "Options"), with the Options to vest as follows (unless they vest earlier as provided in Section 3.2.2 or Section 3.3.3 (b)):

           (i) 41,667 Options will vest on the first day of each month from July 1995 through May 1999;

           (ii)  an additional 41,651 Options will vest on June 1, 1999.

The Options may be exercised until the earlier of: (a) ten (10) years from the date hereof; or (b) ninety (90) days after termination of employment. The Options will be subject to such additional terms and conditions as may be set forth in Stock Option Agreement to be entered into concurrently herewith between Company and Executive. Executive agrees that the aforementioned grant of Options is subject to shareholder approval.

     2.3 ADDITIONAL BENEFITS. Executive shall be entitled to participate in any profit-sharing, pension, health, vacation, insurance or other plans, benefits or policies available to the senior executive employees of Company and not duplicative of those provided herein on the terms determined by the Company from time to time, and will be entitled to reimbursement of his reasonable and customary business expenses (including first-class travel) incurred on behalf of Company or Company's Affiliates ("Additional Benefits").

3.   TERMINATION

     Company or Executive shall have the right to terminate the Term at any time by written notice to the other to that effect. Should the Term be terminated by either party,

Georges Marciano
As of June 17, 1995
Page 4


Executive shall have no right to any further Fixed Annual Compensation from and after termination or to any Additional Benefits accruing for the fiscal year of termination or thereafter, and all Options not then vested shall terminate.

4.   GENERAL

     4.1 APPLICABLE LAW CONTROLS. Nothing contained in this Agreement shall be construed to require the commission of any act contrary to law and wherever there is any conflict between any provisions of this Agreement and any material statute, law, ordinance or regulation contrary to which the parties have no legal right to contract, then the latter shall prevail; provided, however, that in any such event the provisions of this Agreement so affected shall be curtailed and limited only to the extent necessary to bring them within applicable legal requirements, and provided further that if any obligation to pay the Fixed Annual Compensation or any other amount due Executive hereunder is so curtailed, then such compensation or amount shall be paid as soon thereafter, either during or subsequent to the Term, as permissible.

     4.2 WAIVER/ESTOPPEL. Any party hereto may waive the benefit of any term, condition or covenant in this Agreement or any right or remedy at law or in equity to which any party may be entitled but only by an instrument in writing signed by the party to be charged. No estoppel may be raised against any party except to the extent the other party relies on an instrument in writing, signed by the party to be charged, specifically reciting that the other party may rely thereon. The parties' rights and remedies under and pursuant to this Agreement or at law or in equity shall be cumulative and the exercise of any rights or remedies under one provision hereof or rights or remedies at law or in equity shall not be deemed an election of remedies; and any waiver or forbearance of any breach of this Agreement or remedy granted hereunder or at law or in equity shall not be deemed a waiver of any preceding or succeeding breach of the same or any other provision hereof or of the opportunity to exercise such right or remedy or any other right or remedy, whether or not similar, at any preceding or subsequent time.

     4.3 NOTICES. Any notice which Company is required or may desire to give to Executive hereunder shall be in writing and may be served by delivering it to Executive, or by sending it to Executive by mail (effective three (3) days after mailing) or overnight delivery of same (effective the next business day), at the address set forth on page one hereof, or by telecopy (effective twelve (12) hours after confirmation), or such substitute address as Executive may from time to time designate by notice to Company. Any notice which Executive is required or may desire to serve upon Company hereunder shall be served in writing and may be served by delivering it personally or by sending it by mail, telex or telegraph to the address set forth on page one hereof, attention President, or such other substitute address as Company may from time to time designate by notice to Executive.

Georges Marciano
As of June 17, 1995
Page 5


     4.4 GOVERNING LAW. This Agreement shall be governed by, construed and enforced and the legality and validity of each term and condition shall be determined in accordance with the internal, substantive laws of the State of California applicable to agreements fully executed and performed entirely in California.

     4.5 CAPTIONS. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     4.6 NO JOINT VENTURE. Nothing herein contained shall constitute a partnership between or joint venture by the parties hereto or appoint any party the agent of any other party. No party shall hold itself out contrary to the terms of this Section and, except as otherwise specifically provided herein, no party shall become liable for the representation, act or omission of any other party. This Agreement is not for the benefit of any third party who is not referred to herein and shall not be deemed to give any right or remedy to any such third party.

     4.7 MODIFICATION/ENTIRE AGREEMENT. This Agreement may not be altered, modified or amended except by an instrument in writing signed by all of the parties hereto. No person, whether or not an officer, agent, employee or representative of any party, has made or has any authority to make for or on behalf of that party any agreement, representation, warranty, statement, promise, arrangement or understanding not expressly set forth in this Agreement or in any other document executed by the parties concurrently herewith ("Parol Agreements"). This Agreement and all other documents executed by the parties concurrently herewith constitute the entire agreement between the parties and supersede all express or implied, prior or concurrent, Parol Agreements and prior written agreements with respect to the subject matter hereof. The parties acknowledge that in entering into this Agreement, they have not relied and will not in any way rely upon any Parol Agreements.

Georges Marciano
As of June 17, 1995
Page 6


       Please confirm your agreement to the foregoing by signing below where indicated.

Dated as of June 17, 1995.              Very truly yours,

                                        YES Clothing Co., a Delaware corporation



                                        By: /s/ Guy Anthome
                                            ------------------------------------
                                            Guy Anthome, President


AGREED AND ACCEPTED
as of this 17th day of June, 1995



/s/ Georges Marciano
- ------------------------------------------
GEORGES MARCIANO